Exhibit 99.1

News from

Arch Coal, Inc.

FOR FURTHER INFORMATION:

Investor Relations

314/994-2897

FOR IMMEDIATE RELEASE

Arch Coal, Inc. Reports Third Quarter 2018 Results

Returns $84 million to shareholders through share repurchases and dividends

Generates highest level of Revenue, Net Income and EBITDA since emergence

Records a 60-percent increase in operating margins in its PRB segment

ST. LOUIS, October 23, 2018 — Arch Coal, Inc. (NYSE: ARCH) today reported net income of $123.2 million, or $6.10 per diluted share, in the third quarter of 2018, compared with net income of $68.4 million, or $2.83 per diluted share, in the prior-year period. Net income of $123.2 million includes a $45.2 million tax benefit. The company earned adjusted earnings before interest, taxes, depreciation, depletion, amortization, accretion on asset retirement obligations, and non-operating expenses (“adjusted EBITDA”) (1) of $124.9 million in the third quarter of 2018, which includes a $10.4 million non-cash mark-to-market loss associated with the company’s coal hedging activities. This compares to $105.1 million of adjusted EBITDA recorded in the third quarter of 2017. Revenues totaled $633.2 million for the three months ended September 30, 2018, representing a 3 percent increase from the prior-year quarter.

“Arch turned in another excellent operating performance in the third quarter, achieving robust coking coal margins, strong cost control in our two thermal segments, and healthy shipment levels at our Powder River Basin operations,” said John W. Eaves, Arch’s chief executive officer. “At the same time, we continued to drive progress in our ongoing capital return program with the repurchase of $76 million of Arch stock. We have now repurchased roughly 25 percent of the company’s total shares outstanding since launching the buy-back program six quarters ago, and intend to maintain that strong forward momentum.”

Capital Allocation Progress

During the third quarter, Arch repurchased nearly 900,000 shares of common stock, representing 3.5 percent of the shares outstanding in May 2017 when the capital return program was launched. Since the program’s inception, Arch has spent a total of $495 million to buy back 6.2 million shares of stock. The board has authorized the expenditure of up to $750 million for share buybacks, leaving $255 million remaining under the current authorization.

(1)  Adjusted EBITDA is defined and reconciled in the “Reconciliation of Non-GAAP measures” in this release.

“Given our top-tier asset base and our outlook for another strong year of cash generation in 2019, we view our substantial and ongoing buyback program as a highly effective mechanism for enhancing shareholder value,” said John T. Drexler, Arch’s chief financial officer.

Along with the buybacks, Arch returned an additional $7.6 million to shareholders through its recurring quarterly dividend, bringing total dividend payments to $48.4 million since May 2017. The board has now approved the next quarterly cash dividend payment of $0.40 per common share, which is scheduled to be paid on December 14, 2018 to stockholders of record at the close of business on November 30, 2018.

All told, Arch has now returned approximately $544 million to shareholders via share buybacks and dividends over the course of the past six quarters.

Future dividend declarations and share repurchases will be subject to ongoing board review and authorization and will be based on a number of factors, including business and market conditions, Arch’s future financial performance and other capital priorities.

Financial Update

“While we are sharply focused on returning capital to shareholders, we are equally intent on maintaining our industry-leading balance sheet strength,” Drexler said. “We ended the quarter with $408 million of cash and a net cash position — which is defined as cash on the balance sheet in excess of total debt — of $88 million. Going forward, we are targeting maintaining liquidity of around $400 million, which we view as an appropriate and prudent level adequate to serve our future needs regardless of market environment.”

Arch recorded a $45 million tax benefit during the quarter related to the completion of an audit of its alternative minimum tax (AMT) net operating loss carryback claims along with a new tax position taken during the quarter that together increase the company’s available AMT credits. Arch expects to convert the additional AMT credits to cash during the course of the next five years, in keeping with the provisions of the 2017 Tax Cuts and Jobs Act of 2017.

As previously noted, Arch expects its corporate tax rate to be zero for the next 10 years or more.

Operational Results

“Our decision to sell the vast majority of our 2018 coking coal volumes at market-based pricing again proved advantageous during the quarter just ended, and translated into a substantial average margin of approximately $42 per ton for our Metallurgical segment,” said Paul A. Lang, Arch’s president and chief operating officer. “At the same time, we captured excellent margins in both of our thermal segments through effective cost control and robust shipment levels — particularly in the Powder River Basin, where our operations again rose to the challenge by increasing shipments despite the unusually wet summer weather in the region.”

	Metallurgical
	3Q18	2Q18	3Q17

Tons sold (in millions)	1.9	2.0	2.2
Coking	1.7	1.7	1.8
PCI	—	—	0.1
Thermal	0.2	0.3	0.3
Coal sales per ton sold	$104.75	$104.38	$88.60
Coking	$114.89	$119.23	$99.21
PCI	—	—	$69.01
Thermal	$35.35	$31.65	$34.65
Cash cost per ton sold	$62.54	$61.33	$64.46
Cash margin per ton	$42.21	$43.05	$24.14

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under “Reconciliation of non-GAAP measures.”

Mining complexes included in this segment are Beckley, Leer, Lone Mountain, Mountain Laurel and Sentinel.

Lone Mountain is included through September 14, 2017, the date of divestiture.

First nine months 2018 coking coal shipments include 1.0 million tons to North American customers and approximately 4.8 million tons to seaborne customers.

In the Metallurgical segment, Arch generated strong margins nearly equivalent to those achieved in the previous quarter, despite shipping a higher mix of both High-Vol B coal and North American business fixed in late 2017 at prices well below recent marks.

During the quarter, Arch again demonstrated the highly cost-competitive nature of its metallurgical portfolio. Despite higher material costs stemming from the recent escalation in steel prices, Arch’s Metallurgical segment had an average cost of $62.54 per ton, which the company believes is well below the U.S. industry average for coking coal mines.

Looking ahead, Arch anticipates relatively flat coking coal shipments in the fourth quarter relative to the third quarter, as an improving logistics chain is likely to be counterbalanced by a planned longwall move at the Leer mine and typical export vessel slippage at year-end.

	Powder River Basin
	3Q18	2Q18	3Q17

Tons sold (in millions)	21.5	18.8	21.7
Coal sales per ton sold	$12.02	$12.06	$12.51
Cash cost per ton sold	$9.76	$10.66	$10.27
Cash margin per ton	$2.26	$1.40	$2.24

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under “Reconciliation of non-GAAP measures.”

Mining complexes included in this segment are Black Thunder and Coal Creek.

In the Powder River Basin, sales volumes increased by 14 percent versus the second quarter as Arch’s mines benefited from the usual seasonal pick-up in summer demand along with accelerated shipments to several customers. These higher volumes, coupled with effective cost control, helped drive down per-ton costs to $9.76 — an 8-percent reduction from the previous quarter. The average per-ton cash margin for the segment increased 61 percent when compared to the second quarter of 2018.

In another significant development, Arch is in the process of finalizing a revision to the mining and reclamation plan at its Black Thunder mine that could result in a $90 million to $110 million reduction, on a discounted basis, in the company’s asset retirement obligation (ARO), and corresponding asset, on its balance sheet. The revised plan would provide for accelerated mine reclamation during the ordinary mining process, and is not expected to increase operating costs. Arch currently expects that this change, along with other routine annual adjustments to the company’s ARO, will be reflected in the company’s year-end financial statements, once all necessary approvals are received and cost estimates are complete.

Looking ahead, the acceleration of shipments that bolstered volumes in the second and third quarters is expected to result in a significant reduction in shipped tons in the fourth quarter of 2018 — and a commensurate increase in unit costs.

	Other Thermal
	3Q18	2Q18	3Q17

Tons sold (in millions)	2.5	2.0	2.3
Coal sales per ton sold	$36.96	$36.77	$35.08
Cash cost per ton sold	$27.68	$31.19	$26.05
Cash margin per ton	$9.28	$5.58	$9.03

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under “Reconciliation of non-GAAP measures.”

Mining complexes included in this segment are Coal-Mac, Viper and West Elk.

In the Other Thermal segment, volumes increased 25 percent versus the previous quarter due in part to an improved logistics chain for exports off the U.S. West Coast. Cash costs decreased 11 percent versus the previous quarter on higher volumes, and the average per-ton cash margin increased 66 percent to $9.28 per ton. Export business represented more than 50 percent of Other Thermal volumes shipped during the third quarter, as Arch continued to take advantage of a strong international marketplace.

Key Market Developments

Coking Coal Markets

•                  Arch believes that coking coal markets remain in healthy balance around the world, buoyed by still-vigorous global economic activity and continuing strength in global steel demand.

•                  Global steel output is up nearly 5 percent year-to-date, according to World Steel Association data.

•                  That growth has helped spur a comparable increase in seaborne coking coal demand through the first eight months of the year.

•                  Higher quality coking coals such as Arch’s High-Vol A and Low-Vol products are in particularly strong demand as steel producers seek to optimize mill output and capitalize on elevated steel prices.

•                  Coking coal supply is struggling to keep pace with this strong demand profile due to under-investment in mine capacity in recent years along with high-profile operating challenges at several large coking coal operations.

•                  A stressed logistics chain is providing further support to coking coal markets, with long vessel queues and protracted maintenance outages at major export terminals in Australia.

•                  The price of Arch’s primary coking coal product, High-Vol A coal, is currently being assessed at $215 per metric ton for delivery off the U.S. East Coast.

Thermal Coal Markets

•                  Prices in both Pacific Rim and Atlantic Basin markets remain highly supportive of U.S. thermal coal exports, with Australian pricing at nearly $110 per metric ton and European pricing at nearly $100 per metric ton for delivery in 2019.

•                  Those prices continue to provide an attractive netback for exports from Arch’s Other Thermal operations, while inducing overall increases in U.S. exports that are acting to tighten the domestic thermal market.

•                  Arch projects that U.S. thermal exports will increase by more than 30 percent, or 15 million tons, in 2018 versus 2017, and that the export outlook for 2019 is positive as well.

•                  On the domestic front, the U.S. experienced a warmer-than-normal summer, with cooling-degree days nearly 20 percent higher year-over-year.

•                  Those higher temperatures, along with improved natural gas pricing, have helped accelerate the liquidation of U.S. power plant stockpiles, which are currently at the lowest level in four years in terms of days of supply.

•                  Generator solicitations for 2019 delivery have picked up markedly in recent weeks, and increased seaborne demand is boosting prices in those U.S. basins with export options.

During the quarter just ended, Arch signed commitments for roughly 2.9 million tons of coking coal for delivery in 2019. Approximately 1.5 million tons of that total was for delivery to North American customers, with roughly 500,000 tons at a fixed price of $124.44 per ton and the remainder at market-based pricing. The fixed price business for 2019 was approximately $25 per ton higher than the level at which Arch settled North American business last year. In addition, Arch committed 1.4 million tons of coking coal for 2019 delivery to international customers, all at market-based pricing. In total, Arch has now signed commitments for 4.6 million tons of coking coal for delivery in 2019 — roughly 87 percent of which is at market-based pricing.

“With our exceptionally strong balance sheet and expanding international reach, Arch is well-equipped to serve the market’s growing preference for market-based pricing mechanisms,” Lang said. “At the same time, we will continue to lock in business at a fixed price on a highly selective basis — in those instances when we see competitive advantage in doing so and when we can realize the full, undiscounted market value for our products.”

Outlook

“Looking ahead, Arch is well-positioned to capitalize on sustained strength in global coking and international thermal markets, while generating solid margins in a tough but improving domestic thermal marketplace,” Eaves said. “We are increasingly enthusiastic about the company’s long-term prospects for profitability and cash generation, and remain sharply focused on creating value for our shareholders through our proven and robust capital return program.”

	2018						2019
	Tons			$ per ton			Tons	$ per ton
Sales Volume (in millions of tons)
Coking	6.3	-	6.7
Thermal	83.0	-	87.0
Total	89.3	-	93.7

Metallurgical (in millions of tons)
Committed, Priced Coking North American*			1.3			$99.00	0.5	$124.44
Committed, Unpriced Coking North American			—				1.0
Committed, Priced Coking Seaborne			4.2			$127.06	0.1	$84.92
Committed, Unpriced Coking			1.0				3.0
Total Committed Coking			6.6				4.6

Committed, Priced Thermal Byproduct			1.0			$33.38	0.5	$30.63
Committed, Unpriced Thermal Byproduct			—				—
Total Committed Thermal Byproduct			1.0				0.5

Average Metallurgical Cash Cost				$60.00	-	$65.00

Powder River Basin (in millions of tons)
Committed, Priced			77.2			$12.01	39.5	$12.33
Committed, Unpriced			—				1.4
Total Committed			77.2				41.0
Average Cash Cost				$10.50	-	$10.90

Other Thermal (in millions of tons)
Committed, Priced			9.2			$37.35	3.9	$39.96
Committed, Unpriced			—				—
Total Committed			9.2				3.9
Average Cash Cost				$27.00	-	$31.00

Corporate (in $ millions)
D,D&A excluding Sales Contract Amortization				$118	-	$122
Sales Contract Amortization				$11	-	$12
ARO Accretion				$27	-	$29
S,G&A				$93	-	$96
Interest Expense				$13	-	$15
Capital Expenditures				$80	-	$90
Tax Provision (%)				Approximately 0%

*Includes approximately 200,000 tons of carryover from 2017

A conference call regarding Arch Coal’s third quarter 2018 financial results will be webcast live today at 10 a.m. Eastern time. The conference call can be accessed via the “investor” section of the Arch Coal website (http://investor.archcoal.com).

Forward-Looking Statements: This press release contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation and steel industries; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from the Tax Cuts and Jobs Act and other tax reforms; from the effects of foreign and domestic trade policies, actions or disputes; from fluctuations in the amount of cash we generate from operations, which could impact, among other things, our ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

# # #

Arch Coal, Inc. and Subsidiaries

Condensed Consolidated Income Statements

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)

Revenues	$633,180	$613,538	$1,800,824	$1,764,379

Costs, expenses and other operating
Cost of sales	482,029	494,379	1,411,197	1,389,294
Depreciation, depletion and amortization	31,775	31,914	92,027	94,536
Accretion on asset retirement obligations	6,992	7,580	20,977	22,826
Amortization of sales contracts, net	3,241	13,861	9,540	42,903
Change in fair value of coal derivatives and coal trading activities, net	10,418	1,028	22,142	2,745
Selling, general and administrative expenses	22,909	21,290	73,613	64,508
Gain on sale of Lone Mountain Processing, Inc.	—	(21,574)	—	(21,574)
Other operating income, net	(7,070)	(8,250)	(21,320)	(14,078)
	550,294	540,228	1,608,176	1,581,160

Income from operations	82,886	73,310	192,648	183,219

Interest expense, net
Interest expense	(5,179)	(5,972)	(15,624)	(21,400)
Interest and investment income	1,801	720	4,626	2,089
	(3,378)	(5,252)	(10,998)	(19,311)

Income before nonoperating expenses	79,508	68,058	181,650	163,908

Nonoperating expenses
Non-service related pension and postretirement benefit costs	(971)	(821)	(2,206)	(1,774)
Net loss resulting from early retirement of debt and debt restructuring	—	(486)	(485)	(2,547)
Reorganization items, net	(560)	(43)	(1,601)	(2,892)
	(1,531)	(1,350)	(4,292)	(7,213)

Income before income taxes	77,977	66,708	177,358	156,695
Benefit from income taxes	(45,215)	(1,643)	(49,125)	(484)

Net income	$123,192	$68,351	$226,483	$157,179

Net income per common share
Basic EPS	$6.40	$2.90	$11.27	$6.44
Diluted EPS	$6.10	$2.83	$10.76	$6.32

Weighted average shares outstanding
Basic weighted average shares outstanding	19,250	23,580	20,102	24,416
Diluted weighted average shares outstanding	20,208	24,135	21,040	24,875

Dividends declared per common share	$0.40	$0.35	$1.20	$0.70

Adjusted EBITDA (A) (Unaudited)	$124,894	$105,091	$315,192	$321,910
Adjusted diluted income per common share (A)	$6.33	$2.57	$11.41	$7.44

(A) Adjusted EBITDA and Adjusted diluted income per common share are defined and reconciled under “Reconciliation of Non-GAAP Measures” later in this release.

Arch Coal, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$245,679	$273,387
Short term investments	162,530	155,846
Trade accounts receivable	183,318	172,604
Other receivables	26,972	29,771
Inventories	163,878	128,960
Other current assets	95,040	70,426
Total current assets	877,417	830,994

Property, plant and equipment, net	919,613	955,948

Other assets
Equity investments	105,325	106,107
Other noncurrent assets	95,267	86,583
Total other assets	200,592	192,690
Total assets	$1,997,622	$1,979,632

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$119,629	$134,137
Accrued expenses and other current liabilities	203,667	184,161
Current maturities of debt	11,478	15,783
Total current liabilities	334,774	334,081
Long-term debt	302,830	310,134
Asset retirement obligations	319,601	308,855
Accrued pension benefits	5,101	14,036
Accrued postretirement benefits other than pension	105,400	102,369
Accrued workers’ compensation	180,880	184,835
Other noncurrent liabilities	61,896	59,457
Total liabilities	1,310,482	1,313,767

Stockholders’ equity
Common Stock	250	250
Paid-in capital	712,295	700,125
Retained earnings	449,122	247,232
Treasury stock, at cost	(495,232)	(302,109)
Accumulated other comprehensive income	20,705	20,367
Total stockholders’ equity	687,140	665,865
Total liabilities and stockholders’ equity	$1,997,622	$1,979,632

Arch Coal, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2018	2017
	(Unaudited)
Operating activities
Net income	$226,483	$157,179
Adjustments to reconcile to cash provided by operating activities:
Depreciation, depletion and amortization	92,027	94,536
Accretion on asset retirement obligations	20,977	22,826
Amortization of sales contracts, net	9,540	42,903
Prepaid royalties expensed	134	2,905
Deferred income taxes	(22,999)	6,069
Employee stock-based compensation expense	12,161	7,485
Gains on disposals and divestitures	(54)	(23,006)
Net loss resulting from early retirement of debt and debt restructuring	485	2,547
Amortization relating to financing activities	3,300	2,628
Changes in:
Receivables	(5,983)	(24,110)
Inventories	(34,918)	(13,102)
Accounts payable, accrued expenses and other current liabilities	(24,762)	5,103
Income taxes, net	(1,942)	(2,430)
Other	(8,334)	20,612
Cash provided by operating activities	266,115	302,145

Investing activities
Capital expenditures	(55,742)	(30,503)
Minimum royalty payments	(522)	(5,033)
Proceeds from disposals and divestitures	512	11,432
Purchases of short term investments	(140,097)	(191,327)
Proceeds from sales of short term investments	133,400	123,996
Investments in and advances to affiliates, net	(1,817)	(9,216)
Cash used in investing activities	(64,266)	(100,651)

Financing activities
Proceeds from issuance of term loan due 2024	—	298,500
Payments to extinguish term loan due 2021	—	(325,684)
Payments on term loan due 2024	(2,250)	(1,500)
Net payments on other debt	(10,286)	(5,992)
Debt financing costs	(1,009)	(10,043)
Net loss resulting from early retirement of debt and debt restructuring	(50)	(2,360)
Dividends paid	(23,966)	(16,763)
Purchases of treasury stock	(192,221)	(215,735)
Other	10	—
Cash used in financing activities	(229,772)	(279,577)

Decrease in cash and cash equivalents, including restricted cash	(27,923)	(78,083)
Cash and cash equivalents, including restricted cash, beginning of period	273,602	376,422

Cash and cash equivalents, including restricted cash, end of period	$245,679	$298,339

Cash and cash equivalents, including restricted cash, end of period
Cash and cash equivalents	$245,679	$298,337
Restricted cash	—	2

	$245,679	$298,339

Arch Coal, Inc. and Subsidiaries

Schedule of Consolidated Debt

(In thousands)

	September 30,	December 31,
	2018	2017
	(Unaudited)

Term loan due 2024 ($295.5 million face value)	$294,327	$296,435
Other	26,338	36,514
Debt issuance costs	(6,357)	(7,032)
	314,308	325,917
Less: current maturities of debt	11,478	15,783
Long-term debt	$302,830	$310,134

Calculation of net debt
Total debt (excluding debt issuance costs)	$320,665	$332,949
Less liquid assets:
Cash and cash equivalents	245,679	273,387
Short term investments	162,530	155,846
	408,209	429,233
Net debt	$(87,544)	$(96,284)

Arch Coal, Inc. and Subsidiaries

Operational Performance

(In millions, except per ton data)

	Three Months Ended September 30, 2018		Three Months Ended June 30, 2018		Three Months Ended September 30, 2017
	(Unaudited)		(Unaudited)		(Unaudited)
Powder River Basin
Tons Sold	21.5		18.8		21.7

Segment Sales	$258.3	$12.02	$226.7	$12.06	$271.7	$12.51
Segment Cash Cost of Sales	209.8	9.76	200.4	10.66	223.1	10.27
Segment Cash Margin	48.5	2.26	26.3	1.40	48.6	2.24

Metallurgical
Tons Sold	1.9		2.0		2.2

Segment Sales	$198.5	$104.75	$209.7	$104.38	$196.8	$88.60
Segment Cash Cost of Sales	118.5	62.54	123.2	61.33	143.2	64.46
Segment Cash Margin	80.0	42.21	86.5	43.05	53.6	24.14

Other Thermal
Tons Sold	2.5		2.0		2.3

Segment Sales	$94.1	$36.96	$74.9	$36.77	$81.6	$35.08
Segment Cash Cost of Sales	70.5	27.68	63.5	31.19	60.6	26.05
Segment Cash Margin	23.6	9.28	11.4	5.58	21.0	9.03

Total Segment Cash Margin	$152.1		$124.2		$123.3

Selling, general and administrative expenses	(22.9)		(24.8)		(21.1)
Other	(4.3)		(14.0)		2.9

Adjusted EBITDA	$124.9		$85.4		$105.1

Arch Coal, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In millions, except per ton data)

Included in the accompanying release, we have disclosed certain non-GAAP measures as defined by Regulation G. The following reconciles these items to the most directly comparable GAAP measure.

Non-GAAP Segment coal sales per ton sold

Non-GAAP Segment coal sales per ton sold is calculated as segment coal sales revenues divided by segment tons sold. Segment coal sales revenues are adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the statement of operations, but relate to price protection on the sale of coal. Segment coal sales per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment coal sales per ton sold provides useful information to investors as it better reflects our revenue for the quality of coal sold and our operating results by including all income from coal sales. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment coal sales revenues should not be considered in isolation, nor as an alternative to coal sales revenues under generally accepted accounting principles.

Quarter ended September 30, 2018 (In thousands)	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated

GAAP Revenues in the consolidated statements of operations	$261,927	$236,328	$130,663	$4,262	$633,180
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in “other income”	—	—	2,522	—	2,522
Coal sales revenues from idled or otherwise disposed operations not included in segments	—	—	—	4,262	4,262
Transportation costs	3,592	37,857	34,031	—	75,480
Non-GAAP Segment coal sales revenues	$258,335	$198,471	$94,110	$—	$550,916
Tons sold	21,486	1,895	2,546
Coal sales per ton sold	$12.02	$104.75	$36.96

Quarter ended June 30, 2018 (In thousands)	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated

GAAP Revenues in the consolidated statements of operations	$229,878	$259,032	$99,814	$3,625	$592,349
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in “other income”	—	—	1,649	—	1,649
Coal sales revenues from idled or otherwise disposed operations not included in segments	—	—	—	3,625	3,625
Transportation costs	3,176	49,308	23,281	—	75,765
Non-GAAP Segment coal sales revenues	$226,702	$209,724	$74,884	$—	$511,310
Tons sold	18,792	2,009	2,036
Coal sales per ton sold	$12.06	$104.38	$36.77

Quarter ended September 30, 2017 (In thousands)	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated

GAAP Revenues in the consolidated statements of operations	$276,000	$238,946	$93,859	$4,733	$613,538
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in “other income”	—	—	19	—	19
Coal sales revenues from idled or otherwise disposed operations not included in segments	—	—	—	3,719	3,719
Transportation costs	4,291	42,170	12,239	1,014	59,714
Non-GAAP Segment coal sales revenues	$271,709	$196,776	$81,601	$—	$550,086
Tons sold	21,713	2,221	2,326
Coal sales per ton sold	$12.51	$88.60	$35.08

Arch Coal, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In millions, except per ton data)

Non-GAAP Segment cash cost per ton sold

Non-GAAP Segment cash cost per ton sold is calculated as segment cash cost of coal sales divided by segment tons sold. Segment cash cost of coal sales is adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the statement of operations, but relate directly to the costs incurred to produce coal. Segment cash cost per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment cash cost per ton sold better reflects our controllable costs and our operating results by including all costs incurred to produce coal. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment cash cost of coal sales should not be considered in isolation, nor as an alternative to cost of sales under generally accepted accounting principles.

Quarter ended September 30, 2018 (In thousands)	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated

GAAP Cost of sales in the consolidated statements of operations	$214,921	$156,353	$104,516	$6,239	$482,029
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in “other income”	1,528	—	—	—	1,528
Transportation costs	3,592	37,857	34,031	—	75,480
Cost of coal sales from idled or otherwise disposed operations not included in segments	—	—	—	3,174	3,174
Other (operating overhead, certain actuarial, etc.)	—	—	—	3,065	3,065
Non-GAAP Segment cash cost of coal sales	$209,801	$118,496	$70,485	$—	$398,782
Tons sold	21,486	1,895	2,546
Cash cost per ton sold	$9.76	$62.54	$27.68

Quarter ended June 30, 2018 (In thousands)	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated

GAAP Cost of sales in the consolidated statements of operations	$205,532	$172,548	$86,800	$9,508	$474,388
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in “other income”	1,968	—	—	—	1,968
Transportation costs	3,176	49,308	23,281	—	75,765
Cost of coal sales from idled or otherwise disposed operations not included in segments	—	—	—	6,731	6,731
Other (operating overhead, certain actuarial, etc.)	—	—	—	2,777	2,777
Non-GAAP Segment cash cost of coal sales	$200,388	$123,240	$63,519	$—	$387,147
Tons sold	18,792	2,009	2,036
Cash cost per ton sold	$10.66	$61.33	$31.19

Quarter ended September 30, 2017 (In thousands)	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated

GAAP Cost of sales in the consolidated statements of operations	$226,449	$185,321	$72,831	$9,778	$494,379
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in “other income”	(921)	—	—	—	(921)
Transportation costs	4,291	42,170	12,239	1,014	59,714
Cost of coal sales from idled or otherwise disposed operations not included in segments	—	—	—	7,979	7,979
Other (operating overhead, certain actuarial, etc.)	—	—	—	785	785
Non-GAAP Segment cash cost of coal sales	$223,079	$143,151	$60,592	$—	$426,822
Tons sold	21,713	2,221	2,326
Cash cost per ton sold	$10.27	$64.46	$26.05

Arch Coal, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations, amortization of sales contracts and nonoperating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company’s core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles.  The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments.  Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)
Net income	$123,192	$68,351	$226,483	$157,179
Benefit from income taxes	(45,215)	(1,643)	(49,125)	(484)
Interest expense, net	3,378	5,252	10,998	19,311
Depreciation, depletion and amortization	31,775	31,914	92,027	94,536
Accretion on asset retirement obligations	6,992	7,580	20,977	22,826
Amortization of sales contracts, net	3,241	13,861	9,540	42,903
Gain on sale of Lone Mountain Processing, Inc.	—	(21,574)	—	(21,574)
Non-service related pension and postretirement benefit costs	971	821	2,206	1,774
Net loss resulting from early retirement of debt and debt restructuring	—	486	485	2,547
Reorganization items, net	560	43	1,601	2,892

Adjusted EBITDA	$124,894	$105,091	$315,192	$321,910

Adjusted net income and adjusted diluted income per share

Adjusted net income and adjusted diluted income per common share are adjusted for the after-tax impact of reorganization items, net and are not measures of financial performance in accordance with generally accepted accounting principles.  Adjusted net income and adjusted diluted income per common share may also be adjusted for items that may not reflect the trend of future results.  We believe that adjusted net income and adjusted diluted income per common share better reflect the trend of our future results by excluding transactions that are not indicative of the Company’s core operating performance. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition.  Therefore, adjusted net income and adjusted diluted income per share should not be considered in isolation, nor as an alternative to net income or diluted income per common share under generally accepted accounting principles.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)
Net income	$123,192	$68,351	$226,483	$157,179

Amortization of sales contracts, net	3,241	13,861	9,540	42,903
Gain on sale of Lone Mountain Processing, Inc.	—	(21,574)	—	(21,574)
Non-service related pension and postretirement benefit costs	971	821	2,206	1,774
Net loss resulting from early retirement of debt and debt restructuring	—	486	485	2,547
Reorganization items, net	560	43	1,601	2,892
Tax impact of adjustment	(95)	127	(277)	(571)

Adjusted net income	$127,869	$62,115	$240,038	$185,150

Diluted weighted average shares outstanding	20,208	24,135	21,040	24,875

Diluted income per share	$6.10	$2.83	$10.76	$6.32

Amortization of sales contracts, net	0.16	0.57	0.47	1.78
Gain on sale of Lone Mountain Processing, Inc.	—	(0.89)	—	(0.89)
Non-service related pension and postretirement benefit costs	0.05	0.03	0.11	0.07
Net loss resulting from early retirement of debt and debt restructuring	—	0.02	0.02	0.11
Reorganization items, net	0.03	—	0.08	0.12
Tax impact of adjustments	(0.01)	0.01	(0.03)	(0.07)
Adjusted diluted income per share	$6.33	$2.57	$11.41	$7.44